                                                                      EXHIBIT 22
                                                                     PAGE 1 OF 2

                           HOST MARRIOTT CORPORATION

                                  SUBSIDIARIES

  1) Airline Foods, Inc.
  2) Beachfront Properties, Inc.
  3) Bird-Marriott, Inc.
  4) CBM One Corporation
  5) CBM Two Corporation
  6) Cincinnati Terminal Services, Inc.
  7) Cleveland Airport Service, Inc.
  8) East Boston Properties, Inc.
  9) Farrell's Ice Cream Parlour Restaurants, Inc.
 10) First Marigold, Inc.
 11) G.L. Insurance Corporation
 12) Gladieux Corporation
 13) HMC Acquisitions, Inc.
 14) HMC GP Holdings, Inc.
 15) HMC Leisure Park Corporation
 16) HMC Retirement Properties, Inc.
 17) HMC Ventures, Inc.
 18) HMH Courtyard Properties, Inc.
 19) HMH Holdings, Inc.
 20) HMH Properties, Inc.
 21) HMH Westport Corporation
 22) Host Airport Hotels, Inc.
 23) Host Gifts, Inc.
 24) Host International, Inc.
 25) Host International, Inc. of Kansas
 26) Host International, Inc. of Maryland
 27) Host Investment, Inc.
 28) Host La Jolla, Inc.
 29) Host Marriott BCH Hotel Corporation
 30) Host Marriott GTN Corporation
 31) Host Marriott Hospitality, Inc.
 32) Host Marriott Travel Plazas, Inc.
 33) Host Services of New York, Inc.
 34) Host Services, Inc.
 35) Hot Shoppes, Inc.
 36) Hotel Management of Tucson, Inc.
 37) Hotel Properties Management, Inc.
 38) Interdistributing Corporation
 39) Interstate Hosts, Inc.
 40) Las Vegas Terminal Restaurants, Inc.
 41) MC Lodging Investment Opportunities, Inc.
 42) MOHS Corporation
 43) Marriott Airport Terminal Services, Inc.
 44) Marriott Argentine Airline Catering, Inc.
 45) Marriott Condominium Development Corporation
 46) Marriott Desert Springs Corporation

                                                                      EXHIBIT 22
                                                                     PAGE 2 OF 2

                           HOST MARRIOTT CORPORATION

                                  SUBSIDIARIES

 47) Marriott FIBM One Corporation
 48) Marriott Family Restaurants, Inc.
 49) Marriott Family Restaurants, Inc. of Illinois
 50) Marriott Family Restaurants, Inc. of Vermont
 51) Marriott Family Restaurants, Inc. of Wisconsin
 52) Marriott Financial Services, Inc.
 53) Marriott Hanover Hotel Corporation
 54) Marriott Hotels of New York City, Inc.
 55) Marriott Hotels of San Diego, Inc.
 56) Marriott MDAH One Corporation
 57) Marriott MHP Two Corporation
 58) Marriott Marquis Corporation
 59) Marriott PLP Corporation
 60) Marriott Park Ridge Corporation
 61) Marriott Properties, Inc.
 62) Marriott RIBM Three Corporation
 63) Marriott RIBM Two Corporation
 64) Marriott Realty Sales, Inc.
 65) Marriott SBM One Corporation
 66) Marriott SBM Two Corporation
 67) Marriott YBG Corporation
 68) Marriott's Bickford's Family Fare, Inc.
 69) Marriott-Dayton Community Urban Redevelopment Corporation
 70) Michigan Host, Inc.
 71) Montana Food and Beverage Services, Inc.
 72) Philadelphia Airport Hotel Corporation
 73) Philadelphia Market Street Hotel Corporation
 74) RIBM One Corporation
 75) S.D. Hotels, Inc.
 76) SFM Finance Corporation
 77) Saga Property Leasing Corporation
 78) Saga Restaurants, Inc.
 79) Second Marigold, Inc.
 80) Sparky's Virgin Islands, Inc.
 81) Straw Hat Franchising Company, Inc.
 82) Sunshine Parkway Restaurants, Inc.
 83) The Gift Collection, Inc.
 84) Turnpike Restaurants, Inc.
 85) Willmar Distributors, Inc.

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